UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 31, 2014
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 31, 2014, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the various purchasers named therein (the “Purchasers”).
The Note Purchase Agreement provides for the private placement of $350 million of senior guaranteed notes by the Operating Partnership, of which (i) $150 million are designated as 4.04% Senior Guaranteed Notes, Series A due October 31, 2021 (the “Series A Notes”), (ii) $100 million are designated as 4.45% Senior Guaranteed Notes, Series B, due February 2, 2025 (the “Series B Notes”) and (iii) $100 million are designated as 4.50% Senior Guaranteed Notes, Series C, due April 1, 2025 (the “Series C Notes”, and collectively with the Series A Notes and Series B Notes, are referred to herein as, the “Notes”). The Series A Notes were issued on October 31, 2014. The Series B Notes are expected to be issued on February 2, 2015 and the Series C Notes are expected to be issued on April 1, 2015, each subject to customary closing conditions. Upon issuance, the Notes will pay interest quarterly on the last day of January, April, July and October until their respective maturities.
The Operating Partnership may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of any series of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a Make-Whole Amount (as defined in the Note Purchase Agreement).

The Note Purchase Agreement contains a number of customary financial covenants, including, without limitation, tangible net worth thresholds, secured and unsecured leverage ratios and fixed charge coverage ratios. Subject to the terms of the Note Purchase Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount or interest under the Notes, and (ii) a default in the payment of certain other indebtedness of the Operating Partnership, the Company or their subsidiaries, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the Purchasers.
The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company and certain of their subsidiaries.
The proceeds from the issuance of the Notes will be used by the Operating Partnership to refinance existing secured indebtedness and for general corporate purposes. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the form of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03     Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On October 31, 2014, the Company issued a press release announcing the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1**	Note Purchase Agreement, dated as of October 31, 2014, by and among American Assets Trust, Inc., American Assets Trust, L.P. and the purchasers named therein.
99.1**	Press release issued by American Assets Trust, Inc. on October 31, 2014.

** Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Adam Wyll
Adam Wyll Senior Vice President, General Counsel and Secretary
October 31, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Note Purchase Agreement, dated as of October 31, 2014, by and among American Assets Trust, Inc., American Assets Trust, L.P. and the purchasers named therein.
99.1	Press release issued by American Assets Trust, Inc. on October 31, 2014.